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                                                                   EXHIBIT 23(b)



                         CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan of our report dated FEBRUARY 20, 1997 included in the First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                              /s/  Axley & Rode LLP
                                              ----------------------------------
                                              CERTIFIED PUBLIC ACCOUNTANTS



Lufkin, Texas
June 28, 1999